Exhibit 99.1

Investor Contact:	Press Contact:
Jeff Carberry	Eric Nash
Stamps.com Investor Relations	Stamps.com Public Relations
(310) 482-5830	(310) 482-5942
invrel@stamps.com	enash@stamps.com

STAMPS.COM REPORTS THIRD QUARTER 2016 RESULTS

Revenue up 79% to $92.6M
GAAP EPS of $1.03; Non-GAAP Adjusted Income per Fully Diluted Share of $2.33

El Segundo, CA – November 3, 2016 – Stamps.com® (Nasdaq: STMP), the leading provider of postage online and shipping software solutions to approximately 650 thousand customers, today announced results for the third quarter ended September 30, 2016.

Third Quarter 2016 Financial Highlights

•	Total revenue was $92.6 million, up 79% compared to the third quarter of 2015.

•	GAAP net income per fully diluted share was $1.03, up 148% compared to $0.42 in the third quarter of 2015.

•	Non-GAAP adjusted income per fully diluted share was $2.33, up 104% compared to $1.14 in the third quarter of 2015.

“We were very pleased with our third quarter performance,” said Ken McBride, Stamps.com's chairman and CEO. “We completed our acquisition of ShippingEasy and have begun the process of leveraging our collective Company’s resources and expertise in sales and marketing, customer service, product development and technology innovation. In addition, we experienced continued strong performance with our traditional small business, enterprise and high volume shipping customers, as well as with our prior acquisitions of Endicia, ShipStation and ShipWorks. As a result of the across-the-board strength, we also achieved strong performance in several business metrics such as paid customers and average revenue per paid customer.  With expected continued strength in our business, we increased our 2016 guidance today.”

Third Quarter 2016 Detailed Results

Third quarter 2016 total revenue was $92.6 million, up 79% compared to the third quarter of 2015. Third quarter 2016 Mailing and Shipping revenue (which includes service, product and insurance revenue but excludes Customized Postage and Other revenue) was $87.6 million, up 78% versus the third quarter of 2015. Third quarter 2016 Customized Postage revenue was $4.9 million, up 98% versus the third quarter of 2015.

Third quarter 2016 GAAP income from operations was $31.6 million and GAAP net income was $18.7 million. GAAP net income per share was $1.03 based on 18.1 million fully diluted shares outstanding. This compares to third quarter 2015 GAAP income from operations of $13.0 million and GAAP net income of $7.3 million or $0.42 per share based on fully diluted shares outstanding of 17.5 million. Therefore, third quarter GAAP income from operations, GAAP net income and GAAP income per fully diluted share increased by 143%, 157% and 148% year-over-year, respectively.

Page 2 - Stamps.com Announces Third Quarter 2016 Results

Third quarter 2016 GAAP income from operations included $8.8 million of non-cash stock-based compensation expense and $4.0 million of non-cash amortization of acquired intangibles. Third quarter 2016 GAAP net income also included $93 thousand of non-cash amortization of debt issuance costs and $10.7 million of non-cash income tax expense. Excluding the non-cash stock-based compensation expense and non-cash amortization of acquired intangibles, third quarter 2016 non-GAAP income from operations was $44.4 million. Also excluding non-cash amortization of debt issuance costs and non-cash income tax expense, third quarter 2016 non-GAAP adjusted income was $42.2 million or $2.33 per share based on 18.1 million fully diluted shares outstanding.

Third quarter 2015 GAAP income from operations included $3.1 million of non-cash stock-based compensation expense, $0.7 million of non-cash amortization of acquired intangibles, $1.7 million of expenses related to the Endicia acquisition and $1.9 million of non-cash contingent consideration charge which resulted from changes in the fair value of the contingent consideration related to the ShipStation acquisition that was driven primarily by the increase in the Company's stock price during the third quarter 2015. Third quarter 2015 GAAP net income also included $5.3 million of non-cash income tax expense. Excluding the non-cash stock-based compensation expense, non-cash amortization of acquired intangibles, acquisition related expenses and non-cash contingent consideration charge, third quarter 2015 non-GAAP income from operations was $20.4 million. Also excluding non-cash income tax expense, third quarter 2015 non-GAAP adjusted income was $20.0 million or $1.14 per share based on 17.5 million fully diluted shares.

Therefore, third quarter 2016 non-GAAP income from operations, non-GAAP adjusted income and non-GAAP adjusted income per fully diluted share increased by 117%, 111% and 104% year-over-year, respectively.

Non-GAAP income from operations, non-GAAP adjusted income and non-GAAP adjusted income per share are described further in the “About Non-GAAP Financial Measures” section of this release and are reconciled to the corresponding GAAP measures in the following tables (unaudited):

Page 3 - Stamps.com Announces Third Quarter 2016 Results

Reconciliation of Non-GAAP to GAAP Financial Measures (Third Quarter 2016)

Third Quarter Fiscal 2016 All amounts in millions except per share data:	GAAP Amounts	Stock-Based Compensation Expense	Intangible Amortization Expense	Debt Amortization Expense	Income Tax Benefit (Expense)	Non-GAAP Amounts

Cost of Revenues	$16.73	$0.48	$-	$-	$-	$16.25
Research & Development	9.11	1.92	-	-	-	7.19
Sales & Marketing	18.23	1.73	-	-	-	16.50
General & Administrative	16.90	4.70	3.99	-	-	8.22

Total Expenses	60.97	8.82	3.99	-	-	48.16

Income (Loss) from Operations	31.59	(8.82)	(3.99)	-	-	44.40

Interest and Other Income (Loss)	(0.80)	-	-	(0.09)	-	(0.71)

Benefit (Expense) for Income Taxes*	(12.12)	-	-	-	(10.67)	(1.45)

Adjusted Income (Loss)	18.67	(8.82)	(3.99)	(0.09)	(10.67)	42.25

On a diluted per share basis	$1.03	$(0.49)	$(0.22)	$(0.01)	$(0.59)	$2.33

* For the third quarter 2016, the Company incurred approximately $10.7 million in deferred income tax expense based on its GAAP income measures. In addition, the Company would have incurred an additional approximately $5 million of deferred income tax expense based on its non-GAAP income measures.

Reconciliation of Non-GAAP to GAAP Financial Measures (Third Quarter 2015)

Third Quarter Fiscal 2015 All amounts in millions except per share data:	GAAP Amounts	Stock-Based Compensation Expense	Intangible Amortization Expense	Acquisition Related Expenses	Contingent Consideration Charge	Income Tax Benefit (Expense)	Non-GAAP Amounts

Cost of Revenues	$11.19	$0.22	$-	$-	$-	$-	$10.97
Research & Development	4.76	0.64	-	-	-	-	4.12
Sales & Marketing	11.34	0.77	-	-	-	-	10.58
General & Administrative	9.47	1.43	0.71	1.75	-	-	5.57
Contingent Consideration Charge	1.92	-	-	-	1.92	-	-

Total Expenses	38.68	3.06	0.71	1.75	1.92	-	31.24

Income (Loss) from Operations	12.99	(3.06)	(0.71)	(1.75)	(1.92)	-	20.43

Benefit (Expense) for Income Taxes*	(5.77)	-	-	-	-	(5.33)	(0.43)

Adjusted Income (Loss)	7.27	(3.06)	(0.71)	(1.75)	(1.92)	(5.33)	20.05

On a diluted per share basis	$0.42	$(0.17)	$(0.04)	$(0.10)	$(0.11)	$(0.30)	$1.14

* For the third quarter 2015, the Company incurred approximately $5.3 million in deferred income tax expense based on its GAAP income measures. In addition, the Company would have incurred an additional approximately $3 million of deferred income tax expense based on its non-GAAP income measures.

GAAP Net Income and Adjusted EBITDA

Third quarter 2016 GAAP net income was $18.7 million, which was up 157% compared to $7.3 million in the third quarter of 2015. Third quarter 2016 GAAP net margin, which is calculated as GAAP net income divided by total revenue, was 20.2%, which was up compared to 14.1% in the third quarter of 2015.

Third quarter 2016 adjusted EBITDA was $45.6 million which was up 113% compared to $21.4 million in the third quarter of 2015. Third quarter 2016 adjusted EBITDA margin, which is calculated as adjusted EBITDA divided by total revenue, was 49.2%, which was up compared to 41.3% in the third quarter of 2015.

Page 4 - Stamps.com Announces Third Quarter 2016 Results

Adjusted EBITDA is a non-GAAP financial measure which is described further in the “About Non-GAAP Financial Measures” section of this release and is reconciled to the corresponding GAAP measures in the following table (unaudited):

Reconciliation of Adjusted EBITDA to GAAP Net Income

Third Quarter All amounts in millions	Three Months ended September 30,
	2016	2015

GAAP Net Income (Loss)	$18.67	$7.27

Depreciation and Amortization expense	$5.14	$1.64
Interest & Other Expense (Income), net	$0.80	$(0.05)
Income Tax Expense (Benefit), net	$12.12	$5.77

Stock-based Compensation Expense	$8.82	$3.06
Contingent Consideration Charge	$--	$1.92
Acquisition Related Expenses	$--	$1.75

Adjusted EBITDA	$45.56	$21.36

Taxes

As of September 30, 2016, the Company had a $38.8 million deferred tax asset resulting from past net operating losses and other tax credits. For the third quarter of 2016, the Company reported a GAAP income tax expense of $12.1 million, which was composed of a cash income tax expense of $1.4 million and a non-cash income tax expense of $10.7 million. The Company expects to be able to continue to utilize its deferred tax assets to reduce cash taxes for at least the remainder of 2016.

Share Repurchase and Debt Repayment

During the third quarter 2016, the Company repurchased approximately 193 thousand shares at a total cost of approximately $17.4 million. For the period January 1, 2016 to October 31, 2016, the Company repurchased a total of approximately 614 thousand shares for a total cost of approximately $55.5 million. On October 25, 2016 the Board of Directors approved a new share repurchase program that replaces the company’s prior repurchase program and authorizes the Company to repurchase up to $90 million over the next 6 months.

During the third quarter 2016, the Company made required principal repayments of $1 million against the borrowings under the Company’s existing credit agreement related to the Endicia acquisition. As of September 30, 2016, the total debt under the credit agreement excluding debt issuance costs was $150.4 million.

Page 5 - Stamps.com Announces Third Quarter 2016 Results

Business Outlook

For 2016, the Company currently estimates total revenue to be in a range of $340 to $360 million; this compares to previous guidance of $320 to $345 million. GAAP net income per fully diluted share is expected to be in a range of $3.25 to $3.70; this compares to previous guidance of $2.50 to $3.00 per fully diluted share. The expected GAAP net income per fully diluted share range includes approximately $33.5 to $35.5 million of non-cash stock based compensation expense, approximately $14.5 million of non-cash amortization of acquired intangibles, approximately $0.4 million amortization of debt issuance costs, approximately $1.1 million of acquisition related expenses and approximately $36.0 to $39.0 million of non-cash income tax expense. Excluding the stock-based compensation expense, amortization of acquired intangibles, amortization of debt issuance costs, acquisition related expenses and non-cash income tax expense, non-GAAP adjusted income per fully diluted share is expected to be in a range of $8.00 to $8.50; this compares to previous guidance of $7.00 to $7.50 per fully diluted share.

The following table is provided to facilitate reconciliation of fiscal 2016 expected non-GAAP adjusted income per fully diluted share to expected GAAP net income per fully diluted share:

	Fiscal Year 2016 Guidance
All amounts in millions except per share data	Low End of Range	High End of Range

GAAP net income per fully diluted share	$3.25	$3.70

Adjustments to reconcile non-GAAP to GAAP:
Stock based compensation expense	$35.5	$33.5
Amortization of acquired intangibles	$14.5	$14.5
Amortization of debt issuance costs	$0.4	$0.4
Acquisition related expenses	$1.1	$1.1
Non-cash income tax expense	$36.0	$39.0
Total adjustments excluded from non-GAAP	$87.5	$88.5

Fully diluted shares	18.4	18.4
Total adjustments per fully diluted share	$4.75	$4.80

Non-GAAP adjusted income per fully diluted share	$8.00	$8.50

This business outlook does not include the impact from potential future acquisitions, including acquisition costs or related financings, or unanticipated events. This business outlook and the related assumptions are forward looking statements subject to the safe harbor statement contained at the end of this press release.

Page 6 - Stamps.com Announces Third Quarter 2016 Results

Company Metrics and Conference Call

2016 Company metrics, updated to include the third quarter, is available at http://investor.stamps.com (under a tab on the left side called Company Information, Metrics).

The Stamps.com financial results conference call will be webcast today at 5:00 p.m. Eastern Time and may be accessed at http://investor.stamps.com. The Company plans to discuss its business outlook during the conference call. Following the conclusion of the webcast, a replay of the call will be available at the same website.

About Stamps.com, Endicia, ShipStation, ShipWorks and ShippingEasy

Stamps.com (Nasdaq: STMP) is the leading provider of postage online and shipping software solutions to approximately 650 thousand customers, including consumers, small businesses, e-commerce shippers, enterprises, and high volume shippers. Stamps.com offers solutions that help businesses run their shipping operations more smoothly and function more successfully under the brand names Stamps.com, Endicia, ShipStation, ShippingEasy and ShipWorks.  Stamps.com’s family of brands provides seamless access to mailing and shipping services through integrations with more than 400 unique partner applications.

ShipStation is a leading web-based shipping solution that helps eCommerce retailers import, organize, process, package, and ship their orders quickly and easily from any web browser. ShipStation features the most integrations of any eCommerce web-based solution with more than 100 shopping carts, marketplaces, package carriers, and fulfillment services. Integration partners include eBay, PayPal, Amazon, Etsy, Square, Shopify, BigCommerce, Volusion, Magento, Squarespace, and carriers such as USPS, UPS, FedEx and DHL.  ShipStation has sophisticated automation features such as automated order importing, custom hierarchical rules, product profiles, and fulfillment solutions that enable its customers to complete their orders, wherever they sell, and however they ship.

ShipWorks is the leading client-based shipping solution that helps high volume shippers import, organize, process, fulfill, and ship their orders quickly and easily from any standard PC. With integrations to more than 90 shopping carts, marketplaces, package carriers, and fulfillment services, ShipWorks has the most integrations of any high-volume client shipping solution.  Package carriers include USPS, UPS, FedEx, DHL, OnTrac and many more.  Marketplace and shopping cart integrations include eBay, PayPal, Amazon, Etsy, Shopify, BigCommerce, Volusion, Channel Advisor, Magento, and many more.  ShipWorks has sophisticated automation features such as a custom rules engine, automated order importing, automatic product profile detection, and fulfillment automation, which enable high volume shippers to complete their orders quickly and efficiently.

ShippingEasy is a leading web-based shipping software solution that allows online retailers and eCommerce merchants to organize, process, fulfill and ship their orders quickly and easily. ShippingEasy integrates with leading marketplaces, shopping carts, and eCommerce platforms to allow order fulfillment and tracking data to populate in real time across all systems. The ShippingEasy software downloads orders from all selling channels and automatically maps custom shipping preferences, rates and delivery options across all supported carriers.

Page 7 - Stamps.com Announces Third Quarter 2016 Results

About Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented in accordance with GAAP, Stamps.com uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP adjusted income, non-GAAP adjusted income per fully diluted share, adjusted EBITDA and adjusted EBITDA margin. Non-GAAP adjusted income per fully diluted share is calculated as adjusted net income divided by fully diluted shares. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenue. Prior to the second quarter 2016, the Company referred to non-GAAP adjusted income as non-GAAP net income. Adjusted EBITDA as calculated in this release represents earnings before interest and other expense, net, interest and other income, net, income tax expense, income tax benefit, depreciation and amortization and incorporates certain items described in this release used to reconcile GAAP to non-GAAP income from operations. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP financial measures may differ from similarly titled measures used by other companies. Reconciliation of non-GAAP financial measures included in this press release to the corresponding GAAP measures can be found in the financial tables of this earnings release.

Non-GAAP financial measures are provided to enhance investors’ overall understanding of the Company’s financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes the non-GAAP measures that exclude certain non-cash items including stock-based compensation expense, amortization of acquired intangibles, amortization of debt issuance costs, contingent consideration charges and income tax adjustments, and exclude certain expenses such as acquisition related expenses and litigation settlement expenses, provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be reflective of core business operating results. The Company believes that non-GAAP financial measures, when viewed with GAAP results and the accompanying reconciliation, enhance the comparability of results against prior periods and allow for greater transparency of financial results. Management uses non-GAAP financial measures in making financial, operating, compensation and planning decisions. The Company believes non-GAAP financial measures facilitate management and investors comparison of the Company’s financial performance to that of prior periods as well as trend analysis over time.

Share Repurchase Timing

The timing of share repurchases, if any, and the number of shares to be bought at any one time will depend on market conditions, the Company’s compliance with the covenants in its Credit Agreement and the Company’s assessment of the risk that its net operating loss asset could be impaired if such repurchases were undertaken. Share repurchases may be made from time-to-time on the open market or in negotiated transactions at the Company's discretion in compliance with Rule 10b-18 of the United States Securities and Exchange Commission. The Company's purchase of any of its shares may be subject to limitations imposed on such purchases by applicable securities laws and regulations and the rules of the Nasdaq Stock Market.

Page 8 - Stamps.com Announces Third Quarter 2016 Results

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements about anticipated results which involve risks and uncertainties. Important factors, including the Company's ability to successfully integrate and realize the benefits of its past or future strategic acquisitions or investments, complete and ship its products, maintain desirable economics for its products, the timing of when the Company will utilize its deferred tax assets, and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by STAMPS.COM, including its Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. STAMPS.COM undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com, the Stamps.com logo, Endicia, ShipStation, ShipWorks, and ShippingEasy are trademarks or registered trademarks of Stamps.com Inc. and its subsidiaries. All other brands and names are property of their respective owners.

Page 9 - Stamps.com Announces Third Quarter 2016 Results

STAMPS.COM INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data: unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2016	2015	2016	2015
Revenues:
Service	$78,871	$42,470	$220,567	$118,497
Product	4,703	4,193	15,109	13,206
Insurance	4,050	2,513	12,643	7,806
Customized postage	4,912	2,484	10,016	4,545
Other	23	9	74	27
Total revenues	92,559	51,669	258,409	144,081
Cost of revenues:
Service	9,903	6,809	28,054	19,775
Product	1,579	1,364	5,019	4,400
Insurance	1,291	896	3,920	2,746
Customized postage	3,954	2,120	8,076	3,831
Total cost of revenues	16,727	11,189	45,069	30,752
Gross profit	75,832	40,480	213,340	113,329
Operating expenses:
Sales and marketing	18,229	11,341	59,708	37,898
Research and development	9,111	4,758	25,579	13,720
General and administrative	16,901	9,470	49,276	30,004
Contingent consideration charge	-	1,920	-	26,027
Litigation settlement	-	-	-	10,000
Total operating expenses	44,241	27,489	134,563	117,649
Income (loss) from operations	31,591	12,991	78,777	(4,320)

Interest expense	(828)	-	(2,648)	-
Interest and other income (loss), net	24	48	98	103
Income (loss) before income taxes	30,787	13,039	76,227	(4,217)
Income tax expense (benefit)	12,115	5,765	30,026	(90)
Net income (loss)	$18,672	$7,274	$46,201	$(4,127)
Net income (loss) per share:
Basic	$1.08	$0.44	$2.67	$(0.25)
Diluted	$1.03	$0.42	$2.52	$(0.25)*
Weighted average shares outstanding:
Basic	17,218	16,538	17,319	16,367
Diluted	18,120	17,517	18,325	16,367 *

* Common equivalent shares are excluded from the diluted earnings per share calculation as their effect is anti-dillutive

Page 10 - Stamps.com Announces Third Quarter 2016 Results

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2016	December 31, 2015

ASSETS
Cash and investments	$84,173	$75,208
Accounts receivable	60,089	55,052
Other current assets	9,595	8,345
Property and equipment, net	32,032	31,707
Goodwill and intangible assets, net	340,578	293,757
Deferred taxes, net	38,841	57,224
Other assets	7,829	7,321
Total assets	$573,137	$528,614

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$70,710	$60,816
Debt, net of capitalized debt issuance costs	148,807	161,620
Deferred revenue	6,175	4,000
Contingent consideration	-	63,209
Total liabilities	225,692	289,645

Stockholders' equity:
Common stock	53	52
Additional paid-in capital	825,941	716,253
Treasury Stock	(219,821)	(172,410)
Accumulated deficit	(258,743)	(304,944)
Accumulated other comprehensive income	15	18
Total stockholders' equity	347,445	238,969
Total liabilities and stockholders' equity	$573,137	$528,614